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                                                                    EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Bedford Property Investors, Inc.:

    We consent to the incorporation by reference in the registration statement
(No. 333-    ) on Form S-3, of Bedford Property Investors, Inc. of our report dated February 25, 1997, relating to the consolidated balance sheets of Bedford Property Investors, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which report appears in the December 31, 1996, annual report on Form 10-K of Bedford Property Investors, Inc.

    We also consent to incorporation by reference in the aforementioned registration statement of our report dated January 31, 1997, relating to the Combined Historical Summary of Gross Income and Direct Operating Expenses of O'Toole Business Center, Signal Systems Building and 6500 Kaiser Drive, which report appears in Form 8-K/A dated February 4, 1997.

                                          /s/ KPMG Peat Marwick LLP

San Francisco, California
August 11, 1997